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                                 EXHIBIT (14)
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                              POWERS OF ATTORNEY
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                               POWER OF ATTORNEY
                                WITH RESPECT TO
                             SEPARATE ACCOUNT VA B
               (FORMERLY PFL ENDEAVOR PLATINUM VARIABLE ANNUITY)


Know all men by these presents that Bart Herbert, Jr., whose signature appears below, constitutes and appoints Brenda K. Clancy and Craig D. Vermie, and each of them, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any registration statements and amendments thereto for the Separate Account VA B (formerly PFL Endeavor Platinum Variable Annuity), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or their substitutes, may do or cause to be done by virtue hereof.

                              /s/ Bart Herbert, Jr.
                              -----------------------------------------
                              Bart Herbert, Jr.
                              Executive Vice President
                              Transamerica Life Insurance Company
                              (formerly PFL Life Insurance Company)

April 10, 2001
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Date